Exhibit 99.(14)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Other Services Provided – Independent Registered Public Accounting Firm”, “Financial Highlights” and “Appendix D – Acquired Fund Financial Highlights” in the Combined Proxy Statement and Prospectus and “Investment Management and Other Services – Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information each included in this Registration Statement (Form N-14) of Morgan Stanley ETF Trust.

We also consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Other Service Providers – Custodian and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, each dated February 28, 2025, each included in Post-Effective Amendment No. 90 to the Registration Statement (Form N-1A, File No. 33-10363) of Morgan Stanley Mortgage Securities Trust, filed with the Securities and Exchange Commission, and each incorporated by reference into the Combined Proxy Statement and Prospectus and Statement of Additional Information included in this Registration Statement.

We also consent to the incorporation by reference of our report dated December 23, 2024, with respect to the financial statements and financial highlights of Morgan Stanley Mortgage Securities Trust included in the Annual Report (Form N-CSR) for the year ended October 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 14, 2025